UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

RF MONOLITHICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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These Definitive Additional Materials are being filed with the Securities and Exchange Commission (“SEC”) on June 20, 2012 in connection with certain litigation relating to the Agreement and Plan of Merger, dated April 12, 2012 (as it may be amended from time to time, the “Merger Agreement”), among RF Monolithics, Inc. (“RFM” or the “Company”), Murata Electronics North America, Inc. (“MENA”) and Ryder Acquisition Company, Limited (“Merger Sub”). On May 30, 2012, RFM filed a definitive proxy statement (the “Definitive Proxy Statement”) with the SEC in connection with the Merger Agreement and the proposed merger. These Definitive Additional Materials supplement the disclosures made in the Definitive Proxy Statement, and should be read alongside the Definitive Proxy Statement.

SETTLEMENT OF LITIGATION

On June 20, 2012, solely to avoid the costs, risks and uncertainties inherent in litigation and to allow its stockholders to vote on the proposals required in connection with the proposed merger with MENA at the special meeting of its stockholders, RFM entered into a memorandum of understanding with plaintiffs and other named defendants, including MENA and Ryder Acquisition Company, Limited (“Merger Sub”), to tentatively settle, subject to formal stipulation of settlement and court approval, two putative class action lawsuits captioned Ron Anshel, et al. v. RF Monolithics, Inc., et al., Cause No. DC-12-04250-G, pending in the 134th Judicial District Court of Dallas County, Texas (the “Texas Lawsuit”), and Robert E. Stigall, et al. v. Farlin A. Halsey, et al., Civil Action No. 7468-VCG, pending in the Court of Chancery of the State of Delaware (the “Delaware Lawsuit”). Those class action lawsuits were filed purportedly on behalf of RFM stockholders following the public announcement of the execution of the Merger Agreement.

As described in the Definitive Proxy Statement, RFM, its directors, MENA and Merger Sub were named as defendants in the Texas Lawsuit and the Delaware Lawsuit, each in connection with the proposed merger. On May 31, 2012, the plaintiff in the Texas Lawsuit filed an amended class action complaint. The complaints in the class action lawsuits, as amended, allege, among other things, that the members of the board of directors of RFM violated their fiduciary duties by engaging in an unfair process, approving the Merger Agreement and recommending the Merger Agreement for approval by RFM stockholders; that the Merger Agreement does not maximize value for RFM stockholders; that the Merger Agreement contains coercive deal protection measures; and that the Definitive Proxy Statement omits material facts and/or contains materially misleading statements. The complaints in the class action lawsuits also allege that RFM, MENA and Merger Sub aided and abetted the individual defendants’ alleged breaches of fiduciary duties. The class action lawsuits seek to, among other things, enjoin the proposed merger from proceeding.

Under the terms of the memorandum of understanding, RFM, the other named defendants, including MENA and Merger Sub, and the plaintiffs in the Texas Lawsuit and the Delaware Lawsuit have agreed to settle both lawsuits and all related claims subject to court approval. The memorandum of understanding requires that the plaintiffs submit a stipulation of settlement to the court in the Texas Lawsuit. If the court approves the settlement contemplated in the memorandum of understanding, the claims of plaintiffs in both cases and all class members will be released and both lawsuits will be dismissed with prejudice. Pursuant to the terms of the memorandum of understanding, RFM has agreed to make available additional information to its stockholders in advance of the special meeting of stockholders of RFM to be held at 10:00 a.m., local time, on June 29, 2012, at RFM’s principal executive offices, at which meeting RFM stockholders will vote upon the proposal to adopt and approve the Merger Agreement. The additional information is contained below and should be read in conjunction with the Definitive Proxy Statement. In connection with the settlement, lawyers for plaintiffs in the lawsuits intend to seek an award of attorneys’ fees and expenses, which will be subject to court approval. RFM has agreed to pay the legal fees and expenses of plaintiffs’ counsel, in an amount to be determined by the court. If the settlement is finally approved by the court, it is anticipated that the settlement will resolve and release all claims in all actions that were or could have been brought challenging any aspect of the proposed merger, the Merger Agreement and any disclosure made in connection therewith. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the court will approve the settlement even if the parties were to enter into such stipulation. In such event, the proposed settlement as contemplated by the memorandum of understanding may be terminated. The details of the settlement will be set forth in a notice to be sent to RFM stockholders prior to a final hearing before the court to consider both the settlement and plaintiffs’ application to the court for attorneys’ fees and expenses.

The settlement will not affect the merger consideration to be paid to RFM stockholders in connection with the proposed merger or the timing of the special meeting of stockholders mentioned above.

RFM and the other defendants, including MENA and Merger Sub, have vigorously denied, and continue vigorously to deny, that they have committed or aided and abetted the commission of any violation of law or engaged in any of the wrongful acts that were or could have been alleged in the lawsuits, and expressly maintain that, to the extent applicable, they diligently and scrupulously complied with their fiduciary and other legal duties and are entering into the contemplated settlement solely to eliminate the burden and expense of further litigation, to put the claims that were or could have been asserted to rest, and to avoid any possible delay to the completion of the merger that might arise from further litigation. Nothing in this filing, the memorandum of understanding or any stipulation of settlement shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

In the settlement of the class action lawsuits as set forth in this filing, RFM agreed to make these supplemental disclosures to the Definitive Proxy Statement. These disclosures should be read in connection with the Definitive Proxy Statement, which should be read carefully and in its entirety. Defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement. Without admitting in any way that the disclosures below are material or otherwise required by law, RFM makes the following supplemental disclosures:

Additional Information Regarding Opinion of Duff & Phelps

The data set forth in the first three tables below was provided to the special committee of the board of directors by its financial advisor, Duff & Phelps, LLC (“Duff & Phelps”), at the meeting of the special committee held on April 12, 2012, in connection with Duff & Phelps’ selected public companies and merger and acquisition transactions analyses that are described in the Definitive Proxy Statement. The data was obtained from various public sources and was not independently verified by Duff & Phelps, RFM or the special committee. The data below, and the opinion of Duff & Phelps that is attached to the Definitive Proxy Statement and described in the Definitive Proxy Statement beginning on page 40 under the caption “The Merger—Opinion of Duff & Phelps”, were addressed to the special committee and provided for the benefit of the special committee in connection with its evaluation of the proposed merger.

Selected Public Companies Analysis	April 11, 2012

(dollars in millions, except per share data)
Company Information	Market Data			Revenue Growth				EBITDA Growth				EBITDA Margin				EBIT Margin
Company Name	Stock Price	% of 52-Wk High	Enterprise Value	3-YR CAGR	LTM	2012	2013	3-YR CAGR	LTM	2012	2013	3-YR AVG	LTM	2012	2013	3-YR AVG	LTM	2012	2013
Anaren Inc. (1)	$17.59	80.8%	$213	10.9%	-5.6%	-14.1%	15.9%	23.8%	-23.3%	-10.7%	55.1%	16.9%	15.2%	17.1%	22.8%	11.0%	9.0%	14.4%	17.6%
AzureWave Technologies, Inc. (2)	1.00	70.0	144	NA	4.3	148.7	41.3	NA	-70.0	153.6	21.8	6.7	2.2	3.8	3.7	4.3	-0.6	NA	NA
Digi International Inc. (1)	10.46	69.5	162	3.3	7.8	6.3	13.1	-0.8	21.9	4.1	43.5	10.9	12.2	12.7	16.2	5.6	7.8	10.4	13.1
IXYS Corp. (1)	12.50	78.8	345	6.1	10.1	-8.9	12.1	19.6	5.9	-19.1	35.9	12.9	16.4	15.5	18.8	7.6	12.6	15.0	NA
Melexis NV (2)	17.16	99.0	716	7.5	5.1	6.4	8.1	17.1	-2.1	5.6	7.6	24.6	28.8	28.6	28.5	18.4	23.6	23.2	23.6
Nihon Dempa Kogyo Co. Ltd. (1)	13.71	84.2	440	-10.9	-5.4	-1.0	4.3	-32.5	-17.4	26.1	13.7	7.7	8.7	11.3	12.3	-1.5	2.9	NA	NA
Pericom Semiconductor Corp. (1)	8.24	79.5	75	0.5	-8.0	NA	NA	-13.0	-35.3	NA	NA	9.8	8.3	NA	NA	3.7	0.4	NA	NA
Sierra Wireless Inc. (1)	7.03	58.6	107	0.6	-11.1	3.5	7.6	-36.0	-57.3	30.4	NA	4.6	2.8	4.0	NA	-1.2	-2.8	NA	NA
Telit Communications PLC (2)	0.97	57.8	100	44.3	85.4	-21.8	10.2	72.5	53.0	43.2	16.9	5.4	6.0	11.1	11.7	2.4	2.0	NA	NA
u-blox Holding AG (2)	45.08	83.1	195	18.7	10.6	34.1	16.5	35.4	9.9	16.8	14.6	18.9	21.0	19.5	21.0	13.7	17.0	13.5	15.2
Mean		76.1%	250	9.0%	9.3%	17.0%	14.3%	9.5%	-11.5%	27.8%	26.1%	11.8%	12.2%	13.7%	16.9%	6.4%	7.2%	15.3%	17.4%
Median		79.1%	179	6.1%	4.7%	3.5%	12.1%	17.1%	-9.7%	16.8%	19.3%	10.4%	10.4%	12.7%	17.5%	4.9%	5.4%	14.4%	16.4%

RF Monolithics, Inc. (Analyst Projections) (3)	$0.97	66.0%	$13	-15.9%	-3.9%	5.0%	14.2%	-28.0%	-40.8%	0.1%	54.2%	3.8%	3.4%	3.6%	5.1%	2.7%	-6.4%	1.4%	1.4%
RF Monolithics, Inc. (Management Projections) (4)				-15.9%	-1.6%	5.1%	11.7%	-23.5%	-26.1%	9.1%	28.0%	6.2%	5.3%	6.3%	7.2%	3.0%	3.4%	4.5%	5.6%

(1)	Financial projections are based on the four quarters ending September 30
(2)	Financial projections are based on the four quarters ending December 31
(3)	LTM date as of November 30, 2011
(4)	Adjusted EBITDA and EBIT includes stock based compensation expense and excludes public company costs. LTM date as of February 29, 2012

LTM = Latest Twelve Months

CAGR = Compounded Annual Growth Rate

Enterprise Value = (Market Capitalization) + (Debt + Preferred Stock + Minority Interest) - (Cash & Equivalents) - (Net Non-operating Assets)

EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization

EBIT = Earnings Before Interest and Taxes

Source: Bloomberg, Capital IQ, SEC filings

Selected Public Companies Analysis	April 11, 2012

(dollars in millions, except per share data)
Company Information	Enterprise Value as Multiple of										Stock Price as a Multiple of
Company Name	LTM EBITDA		2012 EBITDA		2013 EBITDA		LTM Revenue		2012 Revenue		LTM EPS		2012 EPS		2013 EPS

Anaren Inc. (1)	8.5	x	8.1	x	5.2	x	1.29	x	1.38	x	23.3	x	23.8	x	13.8	x
AzureWave Technologies, Inc. (2)	NM		11.1		9.1		0.63		0.43		NM		21.0		15.7
Digi International Inc. (1)	6.6		5.9		4.1		0.80		0.75		27.8		21.8		14.4
IXYS Corp. (1)	5.6		6.3		4.6		0.91		0.97		9.4		10.9		9.7
Melexis NV (2)	8.2		7.8		7.2		2.37		2.23		12.5		11.4		10.4
Nihon Dempa Kogyo Co. Ltd. (1)	7.8		6.0		5.3		0.68		0.68		15.9		10.2		8.3
Pericom Semiconductor Corp. (1)	6.1		NA		NA		0.50		NA		NM		NA		NA
Sierra Wireless Inc. (1)	6.7		4.3		NA		0.19		0.17		NM		11.6		8.9
Telit Communications PLC (2)	9.3		6.5		5.6		0.56		0.72		NM		14.9		13.7
u-blox Holding AG (2)	6.8		5.8		5.1		1.43		1.14		15.9		15.0		12.7

Mean	7.3	x	6.9	x	5.8	x	0.94	x	0.94	x	17.5	x	15.6	x	12.0	x
Median	6.8	x	6.3	x	5.2	x	0.74	x	0.75	x	15.9	x	14.9	x	12.7	x

RF Monolithics, Inc. (Analyst Projections) (3)	11.8	x	10.6	x	6.9	x	0.40	x	0.38	x	48.5	x	48.5	x	12.1	x

(1)	Financial projections are based on the four quarters ending September 30
(2)	Financial projections are based on the four quarters ending December 31
(3)	LTM date as of November 30, 2011

LTM = Latest Twelve Months

Enterprise Value = (Market Capitalization) + (Debt + Preferred Stock + Minority Interest) - (Cash & Equivalents) - (Net Non-operating Assets)

EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization

EPS = Earnings Per Share

Source: Bloomberg, Capital IQ, SEC filings

Selected Mergers and Acquisitions Transactions Analysis

Selected Transactions Analysis

(dollars in millions)
Announced	Target Name	Acquirer Name	Enterprise Value (EV)	LTM Revenue	LTM EBITDA		LTM EBITDA Margin	LTM Revenue Growth	LTM EBITDA Growth	EV / Revenue		EV / EBITDA
1/23/2012	Gennum Corporation	Semtech Canada Inc.	$474.0	$137.2		$31.1	22.7%	6.4%	-10.0%	3.46	x	15.2	x

11/30/2011	Commercial Microwave Technology (assets)	API Technologies	$8.2	$8.0		$2.5	31.3%	NA	NA	1.03	x	3.3	x

10/27/2011	MOSAID Technologies Inc.	Sterling Partners	$445.6	$80.7		$42.3	52.4%	13.4%	1.4%	5.52	x	10.5	x

10/10/2011	VTI Technologies Oy	Murata Electronics Europe B.V.	$266.8	$103.3		$16.4	15.8%	NA	NA	2.58	x	16.3	x

7/29/2011	AIC Corporation Berhad	Temasek Formation Sdn. Bhd.	$119.9	$51.7		$10.6	20.4%	3.1%	-10.6%	2.32	x	11.4	x

5/26/2011	Advanced Analogic Technologies, Inc.	Skyworks Solutions Inc.	$171.7	$90.7	-$	6.9	NM	-0.2%	NM	1.89	x	NM

5/20/2011	Zarlink Semiconductor	Microsemi Corp.	$501.9	$227.0		$34.1	15.0%	6.3%	-8.3%	2.21	x	14.7	x

5/17/2011	SiGe Semiconductor	Skyworks Solutions Inc.	$285.0	$103.3		$6.0	5.8%	25.1%	NM	2.76	x	47.9	x

3/28/2011	Spectrum Control	API Technologies	$269.8	$167.3		$29.3	17.5%	22.0%	53.6%	1.61	x	9.2	x

3/16/2011	Ralink Technology, Corp.	MediaTek Inc.	$289.3	$286.5		$32.9	11.5%	37.9%	7.3%	1.01	x	8.8	x

2/10/2011	SiTel Semiconductor	Dialog Semiconductor	$86.5	$116.9		NA	NA	NA	NA	0.74	x	NA

1/28/2011	Motorola Israel (m2m Modules Division)	Telit Communications	$22.5	$50.1		NA	NA	NA	NA	0.45	x	NA

(dollars in millions)
Announced	Target Name	Acquirer Name	Enterprise Value (EV)	LTM Revenue	LTM EBITDA		LTM EBITDA Margin	LTM Revenue Growth	LTM EBITDA Growth	EV / Revenue		EV / EBITDA
1/24/2011	Si En Integration	Integrated Silicon Solution	$20.0	$22.2		NA	NA	NA	NA	0.90	x	NA

1/18/2011	Conexant Systems Inc.	Golden Gate Private Equity, Inc.	$291.2	$225.0		$37.3	16.6%	5.8%	67.3%	1.29	x	7.8	x

11/24/2010	CPI International	Veritas Capital	$527.4	$360.4		$58.6	16.2%	8.3%	15.3%	1.46	x	9.0	x

11/8/2010	Enfora	Novatel Wireless	$83.5	$61.3		$1.4	2.4%	NA	NA	1.36	x	NM

9/7/2010	Microtune, Inc.	Zoran Corporation	$77.5	$85.8	-$	0.9	-1.0%	-6.1%	NM	0.90	x	NM

6/29/2010	Cinterior Wireless Modules	Gemalto NV	$202.0	$176.9		NA	NA	NA	NA	1.14	x	NA

6/17/2010	Innovision Research & Technology	Broadcom Corp.	$41.3	$3.1	-$	4.4	NM	81.1%	NM	13.33	x	NM

6/11/2010	Sage Laboratories	Spectrum Microwave	$6.5	$12.0		NA	NA	26.0%	NA	0.54	x	NA

Source: Capital IQ and public filings with the SEC.

None of the companies listed in the tables above are directly comparable to RFM, and none of the mergers and acquisition transactions listed in the table above are directly comparable to the merger. Duff & Phelps did not have access to nonpublic information related to any of the companies or transactions set forth in the tables above. A complete valuation analysis cannot be limited to quantitative review of the selected companies and selected transactions, and involves complex considerations and judgments concerning differences in financial and operating characteristics of such companies and transactions, as well as other factors that could affect their value relative to that of RFM.

Considering the data above without considering the full text of Duff & Phelps’ opinion and the full narrative description of the financial analyses performed by Duff & Phelps that are included in the Definitive Proxy Statement, including the assumptions made, procedures followed, matters considered and qualifications and limitations of the review undertaken in connection with Duff & Phelps’ opinion, could create a misleading or incomplete view of Duff & Phelps’ financial analyses or opinion.

Additional Prospective Financial Information of RFM

The following sets forth the financial projections of RFM for the fiscal years 2017, 2018, 2019, 2020 and 2021 (the “2017-2021 Projections”) that are referenced in the Definitive Proxy Statement under the caption “The Merger—Certain Prospective Financial Information” beginning on page 47. The 2017-2021 Projections were extrapolated from the April 2012 projections disclosed in the Definitive Proxy Statement. They were also utilized by Duff & Phelps in its discounted cash flow analysis as discussed under the caption “DCF Projections” on page 52 of the Definitive Proxy Statement. As noted in the Definitive Proxy Statement, the April 2012 projections updated the January 2012 projections that are disclosed in the Definitive Proxy Statement to reflect the most recent historical operating data for fiscal year 2012 at the time and to make other changes described on page 50 of the Definitive Proxy Statement, including the elimination of public company costs and the assumed replacement of stock-based compensation with cash compensation, for the purpose of valuing RFM in connection with a potential sale rather than as a standalone entity. The full discussion of RFM’s prospective financial information beginning on page 47 of the Definitive Proxy Statement, including the qualifications and limitations described and the assumptions used to prepare such information, all of which are applicable to the 2017-2021 Projections below, should be read carefully and in its entirety.

2017-2021 Projections

(dollars in millions)	2017	2018	2019	2020	2021
Sales	$73.8	$82.5	$89.1	$93.0	$95.8
Gross profit margin	36.1%	36.1%	36.1%	36.0%	36.0%
Public company costs (1)	$0.0	$0.0	$0.0	$0.0	$0.0
Income from operations	$7.6	$8.5	$9.1	$9.5	$9.8
Net income	$4.9	$5.5	$5.9	$6.2	$6.3
Adjusted EBITDA	$8.1	$9.0	$9.8	$10.2	$10.5
Unlevered free cash flow	$2.4	$3.2	$4.2	$5.1	$5.6

Reconciliation of Non-GAAP Measures for the 2017-2021 Projections

	2017	2018	2019	2020	2021
Reconciliation of Adjusted EBITDA:
Net income (loss)	$4.9	$5.5	$5.9	$6.2	$6.3
Interest expense, net (2)	$0.0	$0.0	$0.0	$0.0	$0.0
Taxes (3)	$2.7	$3.0	$3.2	$3.3	$3.4
Depreciation and amortization	$0.5	$0.6	$0.7	$0.7	$0.7
Stock-based compensation expense (4)	$0.0	$0.0	$0.0	$0.0	$0.0
Adjusted EBITDA	$8.1	$9.0	$9.8	$10.2	$10.5

	2017	2018	2019	2020	2021
Reconciliation of Free Cash Flow:
Net income (loss)	$4.9	$5.5	$5.9	$6.2	$6.3
Depreciation and amortization	$0.5	$0.6	$0.7	$0.7	$0.7
Stock-based compensation expense (4)	$0.0	$0.0	$0.0	$0.0	$0.0
Change in working capital	($2.5)	($2.2)	($1.6)	($1.0)	($0.7)
Capital expenditures	($0.6)	($0.7)	($0.7)	($0.7)	($0.8)
Unlevered free cash flow	$2.4	$3.2	$4.2	$5.1	$5.6

(1)	Public company costs assumed to be zero. For projections for the fiscal years 2012-2016 which included public company costs, see pages 50-52 of the Definitive Proxy Statement.
(2)	Net interest costs assumed to be zero. For projections for the fiscal years 2012-2016 which included interest expense, see pages 50-52 of the Definitive Proxy Statement.
(3)	Pro Forma taxes assumed to be 35% of income before tax.
(4)	Stock-based compensation expense assumed to be replaced by cash compensation. For projections for the fiscal years 2012-2016 which included stock-based compensation as a non-cash expense, see pages 50-52 of the Definitive Proxy Statement.

Cautionary Statements Regarding Forward-Looking Information

Certain statements contained in this filing contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “targets,” “will,” or similar expressions. Forward-looking statements involve assumptions, estimates, expectations, forecasts, goals, projections, risks and uncertainties. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict. Such factors include, but are not limited to, any conditions imposed in connection with the merger contemplated by the Merger Agreement, approval of the Merger Agreement by the Company’s stockholders, the satisfaction of various other conditions to the completion of the merger contemplated by the Merger Agreement, the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement, risks related to economic conditions as relate to the Company’s customer base, the collection of receivables from the Company’s customers who may be affected by economic conditions, the highly competitive market in which the Company operates, rapid changes in technologies that may displace products sold by the Company, declining prices of products, the Company’s reliance on distributors, delays in product development efforts, uncertainty in consumer acceptance of the Company’s products, changes in the Company’s level of sales or profitability, manufacturing and sourcing risks, availability of materials, cost of components for the Company’s products, product defects and returns, and other factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2011 filed with the SEC, and in all filings made by the Company with the SEC subsequent to the filing of the Form 10-K. These risks and uncertainties should be considered in evaluating any forward-looking statements contained herein. These risks, as well as other risks associated with the merger, are more fully disclosed in the Definitive Proxy Statement that has been filed with the SEC in connection with the merger. Additional risks and uncertainties are identified and discussed in the Company’s reports filed with the SEC and available at the SEC’s website at www.sec.gov. Each forward-looking statement speaks only as of the date of the particular statement and the Company does not undertake any obligation to update or revise such forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed merger and required stockholder approval, the Company has filed the Definitive Proxy Statement with the SEC and has mailed the Definitive Proxy Statement to its stockholders. Investors and security holders are advised to read carefully and in their entirety the Definitive Proxy Statement, as supplemented by the disclosures made in this document, and other relevant materials because such materials will contain important information about the Company and the proposed merger. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, the documents filed by the Company with the SEC may be obtained free of charge by contacting the Company at Corporate Secretary, RF Monolithics, Inc., 4441 Sigma Road, Dallas, Texas 75244. The Company’s filings with the SEC are also available on our website at www.rfm.com.

Participants in the Solicitation

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed merger. Information regarding the interests of the Company’s participants in the solicitation and their ownership of the Company’s common stock is set forth in the Company’s proxy statements and Annual Reports on Form 10-K previously filed with the SEC, including the Definitive Proxy Statement related to the proposed merger. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the Company and its officers and directors in the proposed merger by reading the Definitive Proxy Statement regarding the proposed merger. Investors and security holders may obtain free copies of these documents from the Company using the contact information set forth above.